Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 866.974.7329

April 17, 2026

Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83716-9632

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the Registration Statement on Form S-8 to be filed by Micron Technology, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on or about April 17, 2026 (the “Registration Statement”) for the proposed issuance of up to $120,000,000 of deferred compensation obligations of the Company (the “Obligations”) pursuant to the Micron Technology, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”).

We have examined and relied, to the extent we deem proper, on certificates of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments, documents, and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that, following the filing of the Registration Statement, the Obligations, when issued in accordance with the terms of the Deferred Compensation Plan, will be legally valid and binding obligations of the Company, enforceable in accordance with their terms.

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Micron Technology, Inc.

April 17, 2026

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation